Exhibit 10.4.1

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (“Settlement Agreement”) is made this December 31, 2009, by and between Merial Limited, a company limited by shares registered in England and Wales (registered number 3332751), with a registered office at P.O. Box 327, Sandringham House, Sandringham Avenue, Harlow Business Park, Harlow, Essex CM19 5QA, England, and domesticated in Delaware, USA, as Merial LLC with a place of business at 3239 Satellite Boulevard, Duluth, Georgia 30096-4640 (“Merial”), and AspenBio Pharma, Inc., (formerly known as “AspenBio, Inc.) with an address of 1585 South Perry Street, Castle Rock, CO 80104 (“AspenBio”).

WITNESSETH:

WHEREAS, on March 29, 2003, Merial and AspenBio (collectively, the “Parties”) entered into a Distribution Agreement wherein AspenBio agreed to develop a Product and Merial agreed to market, distribute, and sell the Product (the “Distribution Agreement”).  All “defined” terms used in this Settlement Agreement shall have the definition provided for in the Distribution Agreement; and

WHEREAS, AspenBio has been unable to successfully develop the Product and has discontinued all development efforts on the Product; and

WHEREAS, Merial desires that AspenBio not attempt to develop the Product with any third parties; and

WHEREAS, it is the desire of the Parties to terminate the Distribution Agreement and to settle, once and forever, all claims arising from or relating to the Distribution Agreement, and to release each other from any liability arising from or relating to the Distribution Agreement; and

NOW, THEREFORE, in consideration of the mutual agreements, covenants, and releases, and other good and valid consideration as set forth herein, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties do hereby covenant, represent, warrant, promise, and agree to the following:

1.
PAYMENT.  On or before January 31, 2010, AspenBio shall pay Merial FIFTY THOUSAND DOLLARS ($50,000) in good funds (certified or cashier’s check) pursuant to Sections 6.3(b) and 1.2 of the Distribution Agreement.  The payment must be delivered to the following address:

Merial Limited
Attn: Adam C. Bassing
3239 Satellite Blvd.
Duluth, GA 30096

2.	TERMINATION OF LICENSE AGREEMENTS.

AspenBio shall terminate all agreements associated with the Distribution Agreement that provide it with any intellectual property or contractual rights to the intellectual property underlying the Product, including without limitation, all license agreements with universities.

3.	ASPENBIO’S REPRESENTATIONS AND WARRANTIES.

AspenBio represents and warrants that it will not conduct any activities related to the development of the Product, for a period of five (5) years from the date of this Settlement Agreement, whether such activities are conducted independently, with any affiliate or with any third party.

4.	TERMINATION OF THE DISTRIBUTION AGREEMENT.

Upon full and complete performance by AspenBio of the conditions contained in Paragraphs 1, 2 and 3, the Distribution Agreement shall terminate.

5.	MUTUAL RELEASES.

(a)
AspenBio hereby releases and forever discharges Merial, its affiliates, directors, officers, shareholders, agents, representatives, and employees, and their successors and assigns, from any and all claims, cause or causes of action, damages, claims for costs, attorneys’ fees, losses, or demands arising out of or in any way related to the Distribution Agreement.

(b)
Upon the full and complete performance by AspenBio of the conditions contained herein, Merial shall release and forever discharge AspenBio, its affiliates, directors, officers, shareholders, agents, representatives, and employees, and their successors and assigns, from any and all claims, cause or causes of action, damages, claims for costs, attorneys’ fees, losses or demands arising out of or in any way related to the Distribution Agreement.

6.	DEFAULT. If any of the following events occur, AspenBio will be in breach of this Settlement Agreement:

(c)	AspenBio fails to make the $50,000 payment to Merial in good funds on or before January 31, 2010, as set forth in Paragraph 1 hereof;

(d)	AspenBio fails to terminate all agreements referenced in Paragraph 2 hereof; or

(e)	AspenBio conducts any activities related to the development of the Product as set forth in Paragraph 3 hereof.

In the event AspenBio breaches this Settlement Agreement, Merial shall be entitled to take any and all legal action available against AspenBio, including without limitation, an action for breach of this Settlement Agreement for the full amounts due and owing to Merial hereunder.

7.
NO ASSIGNMENT.  The Parties warrant and represent that there has been no assignment, sale, grant, conveyance or transfer, by operation of law or otherwise, to any other person, firm, corporation or entity of any claim, demand, right, cause of action or interest released in this Settlement Agreement.  The Parties agree to indemnify, defend and hold each other harmless from any claim, liability, or expense which may be incurred as a result of the assertion of any claim, right, or interest by any person by reason of any such assignment, sale or transfer.

8.
ENTIRE AGREEMENT.  This Settlement Agreement constitutes the sole and entire agreement and understanding of the Parties with respect to the subject matter hereof and no representations, terms or agreements other than those set forth herein have been relied upon or shall be binding upon any of the Parties.  The terms of this Settlement Agreement are contractual and not mere recitals.

9.
SEVERABILITY.  If any term or condition of this Settlement Agreement or application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, neither the remainder of this Settlement Agreement nor the application thereof shall be affected thereby; and each remaining term or condition of this Settlement Agreement shall be valid and enforceable to the fullest extent permitted by law, and shall continue to inure to the benefit of and be binding upon the Parties.

10.
AMENDMENTS.  The terms of this Settlement Agreement shall not be altered, amended, modified or otherwise changed in any respect or particular except by a writing duly executed by authorized representatives of the Parties.  The Parties hereby acknowledge and agree that they will make no claim at any time that the terms of this Settlement Agreement have been orally altered or modified in any respect whatsoever.

11.
WARRANTY OF AUTHORITY.  Each Party represents and warrants to the other Party that it has the power and authority to execute and deliver this Settlement Agreement, that it has obtained all necessary authorizations to enter into this Settlement Agreement, that the execution of this Settlement Agreement does not put it in violation of any agreement to which it is a party, and that this Settlement Agreement constitutes a legal, valid and binding obligation enforceable upon the Parties in accordance with its terms.

12.
NO REPRESENTATION.  The Parties hereby represent that they have carefully read this Settlement Agreement and know the contents thereof, and sign the same as their own free act without any promise, inducement, or representation not fully expressed herein.

13.
REPRESENTATION BY COUNSEL.  The Parties further acknowledge that they have been represented by counsel of their own choosing in connection with this Settlement Agreement and that the Settlement Agreement was negotiated at arm’s length.  The Parties agree that this Settlement Agreement shall not be construed for or against any Party by reason of that Party having drafted or negotiated, or failed to draft or negotiate, all or any portion of any provision of this Settlement Agreement.

14.
NO WAIVER.  Neither the failure of either Party to exercise any power given such Party herein or to insist upon strict compliance by the other Party with its obligations hereunder, nor any custom or practice of the Parties at variance with the terms hereof shall constitute a waiver of either Party’s right to demand exact compliance with the terms hereof.

15.
WAIVER OF JURY TRIAL.  To the extent permitted by law, AspenBio and Merial hereby knowingly, voluntarily, and intentionally waive any right they may have to a trial by jury with respect to any litigation based hereon, or arising out of, under, or in connection with this Settlement Agreement.

16.	CHOICE OF LAW. This Settlement Agreement shall be governed by the laws of the State of Georgia.

17.
SECTION HEADINGS.  The headings used in this Settlement Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Settlement Agreement.

18.
DUPLICATE ORIGINALS.  Each of the undersigned hereby represents, covenants, and warrants that this Settlement Agreement may, for convenience, be executed by the Parties in duplicate originals, each of which contains the entire agreement of the Parties and is intended to be and is as valid and binding as its counterpart original.

IN WITNESS WHEREOF, the Parties hereto have caused this Settlement Agreement to be executed by their duly authorized representatives.

MERIAL LIMITED	ASPENBIO PHARMA, INC.
By: /s/ Mark Morrison	By: /s/ Jeffrey McGonegal
Name: Mark Morrison	Name: Jeffrey McGonegal
Title: VP	Title: CFO